Exhibit 99(a)

News release

---------------AT THE COMPANY---------------
Lynn Afendoulis
Director, Corporate Communications
(616) 365-1502

FOR IMMEDIATE RELEASE
WEDNESDAY, October 17, 2012

UFPI grows Q3 net sales by 13.7%; posts double-digit sales growth in 4 of 5 markets
– Higher lumber prices boost selling prices in the quarter –
 – Earnings negatively affected by one-time charge in anticipation of Canadian duties –

GRAND RAPIDS, Mich., Oct. 17, 2012 – Universal Forest Products, Inc. (Nasdaq: UFPI) today announced third-quarter 2012 results, including net sales of $533.4 million, an increase of 13.7 percent over net sales of $468.9 in the third quarter of 2011. Net earnings were $4.2 million, or $0.21 per diluted share, compared to net earnings of $5.6 million, or $0.29 per diluted share, in the same period of 2011 and reflect a one-time, pretax charge of $2 million for a loss contingency associated with duties being assessed by the Canadian government on certain products imported from China.

Universal saw strong sales growth in four of five markets, including increases of more than 30 percent in its residential construction and manufactured housing markets and of 20 percent in its industrial market. While sales were bolstered by a rising lumber market, the Company saw solid unit sales growth in these markets. Sales to retail building materials customers declined, although the Company saw strong success in its strategies to diversify its customer base and grow its product mix in that market.

“We executed on the strategies we established, and I’m proud of our people,” said CEO Matthew J. Missad. “We grew sales, kept an eye on our expenses and continued to diversify via new products, new markets and with new customers. I believe we’re doing all the right things to grow our profitability and our success.”

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Universal Forest Productions, Inc.

“Unfortunately, the Canadian government chose to impose retroactive assessments for antidumping and countervailing duties tied to certain extruded aluminum products imported from China. While we continue to work with the government to clarify the applicability of these rules to our products, we recorded a charge in the third quarter for this matter,” Missad added.

Lumber prices, which affect the Company’s selling prices, were up 25.3 percent in the quarter. By market, Universal posted the following gross sales results for the third quarter of 2012:

Retail building materials: $204.4 million, a decrease of 3.1 percent from 2011.  The Company focused on growing sales to independent retailers while diversifying the products it offers to big box customers and enhancing other areas of customer relationships, such as service and innovation. Sales to independent retailers increased by more than 16 percent. Universal is aggressively focusing on hitting profitability goals, on providing new products, and on being the low-cost producer.

Industrial packaging/components: $153.9 million, up 20.0 percent over the third quarter of 2011. The Company grew sales at a time when industrial production in the United States fell 1.2 percent in August after having risen 0.5 percent in July, and when shipments of durable goods declined (3 percent in July from the previous month, and 13.2 percent in August, the largest decrease since January 2009). The Company continues to focus on adding customers and products, on expanding its reach into non-wood packaging materials and on providing complete packaging solutions.

Manufactured housing and recreational vehicles: $89.0 million, an increase of 35.5 percent over 2011. According to the most recent statistics available, shipments of HUD-Code homes in July and August 2012 were up 14.6 percent and 7.8 percent, respectively, and have seen year-over-year growth every month of 2012. This growth is attributed, in part, to areas of the U.S. and Canada where shale oil and gas development activities are driving demand for temporary homes.  It remains an important market for Universal, which is focused on serving existing customers with unparalleled products and service, and on adding to the products it supplies.

Residential construction: $69.6 million, up 33.8 percent over the same period of 2011. The Company was encouraged by stronger building activity in many areas of the country, although it believes there is a long way to go to get to healthy, sustainable building levels. For June to August 2012, total starts were up 24.4 percent over the same period last year, including gains of 22.9 percent and 28.5 percent in single-family and multifamily starts, respectively.

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Universal Forest Productions, Inc.

Commercial construction and concrete forming: $23.9 million, an increase of 11.4 percent over 2011. Universal continues to see opportunity in the concrete forming business, in which it manufactures and/or supplies forms and other materials for concrete construction projects, from roads to stadiums. This is a highly fragmented market that capitalizes on Universal’s engineering and manufacturing capabilities and on its nationwide presence.

CONFERENCE CALL
Universal Forest Products will conduct a conference call to discuss information included in this news release and related matters at 8:30 a.m. ET on Thursday, October 18, 2012. The call will be hosted by CEO Matthew J. Missad and CFO Michael Cole, and will be available for analysts and institutional investors domestically at (866) 271-6130 and internationally at (617) 213-8894. Use conference pass code 99624776. The conference call will be available simultaneously and in its entirety to all interested investors and news media through a webcast at http://www.ufpi.com. A replay of the call will be available through Friday, November 16, 2012, domestically at (888) 286-8010 and internationally at (617) 801-6888. Use replay pass code 14438073.

UNIVERSAL FOREST PRODUCTS, INC.
Universal Forest Products, Inc. is a holding company that provides capital, management and administrative resources to subsidiaries that design, manufacture and market wood and wood-alternative products for DIY/retail home centers and other retailers, structural lumber products for the manufactured housing industry, engineered wood components for residential and commercial construction, specialty wood packaging and components for various industries, and forming products for concrete construction. The Company's consumer products subsidiary offers a large portfolio of outdoor living products, including wood composite decking, decorative balusters, post caps and plastic lattice. Its lawn and garden group offers an array of products, such as trellises and arches, to retailers nationwide. Universal’s subsidiaries also provide framing services for the site-built construction market. Founded in 1955, Universal Forest Products is headquartered in Grand Rapids, Mich., with operations throughout North America. For more about Universal Forest Products, go to www.ufpi.com.

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act, as amended, that are based on management’s beliefs, assumptions, current expectations, estimates and projections about the markets we serve, the economy and the Company itself. Words like “anticipates,” “believes,” “confident,” “estimates,” “expects,” “forecasts,” “likely,” “plans,” “projects,” “should,” variations of such words, and similar expressions identify such forward-looking statements. These statements do not guarantee future performance and involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. The Company does not undertake to update forward-looking statements to reflect facts, circumstances, events, or assumptions that occur after the date the forward-looking statements are made. Actual results could differ materially from those included in such forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainty. Among the factors that could cause actual results to differ materially from forward-looking statements are the following: fluctuations in the price of lumber; adverse or unusual weather conditions; adverse conditions in the markets we serve; government regulations, particularly involving environmental and safety regulations; and our ability to make successful business acquisitions. Certain of these risk factors as well as other risk factors and additional information are included in the Company's reports on Form 10-K and 10-Q on file with the Securities and Exchange Commission.

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Universal Forest Productions, Inc.

CONSOLIDATED STATEMENTS OF EARNINGS AND COMPREHENSIVE INCOME (UNAUDITED)
FOR THE NINE MONTHS ENDED
SEPTEMBER 2012/2011
	Quarter Period				Year to Date
(In thousands, except per share data)	2012		2011		2012		2011

NET SALES	$533,366	100%	$468,941	100%	$1,584,170	100%	$1,400,313	100%

COST OF GOODS SOLD	478,139	89.6	414,583	88.4	1,403,530	88.6	1,247,954	89.1

GROSS PROFIT	55,227	10.4	54,358	11.6	180,640	11.4	152,359	10.9

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	44,419	8.3	44,013	9.4	139,303	8.8	135,829	9.7
CANADIAN ANTI-DUMPING DUTY ASSESSMENT	2,000	0.4	-	-	2,000	0.1	-	-
NET (GAIN) LOSS ON DISPOSITION OF ASSETS, EARLY RETIREMENT, AND OTHER IMPAIRMENT AND EXIT CHARGES	498	0.1	207	-	(6,285)	(0.4)	3,696	0.3

EARNINGS FROM OPERATIONS	8,310	1.6	10,138	2.2	45,622	2.9	12,834	0.9

OTHER EXPENSE, NET	651	0.1	840	0.2	2,330	0.1	2,237	0.2

EARNINGS BEFORE INCOME TAXES	7,659		9,298		43,292		10,597

INCOME TAXES	2,903	0.5	3,293	0.7	16,140	1.0	3,508	0.3

NET EARNINGS	4,756	0.9	6,005	1.3	27,152	1.7	7,089	0.5

LESS NET EARNINGS ATTRIBUTABLE TO NONCONTROLLING INTEREST	(558)	(0.1)	(389)	(0.1)	(1,290)	(0.1)	(866)	(0.1)

NET EARNINGS ATTRIBUTABLE TO CONTROLLING INTEREST	$4,198	0.8	$5,616	1.2	$25,862	1.6	$6,223	0.4

EARNINGS PER SHARE - BASIC	$0.21		$0.29		$1.31		$0.32

EARNINGS PER SHARE - DILUTED	$0.21		$0.29		$1.31		$0.32

COMPREHENSIVE INCOME	6,270		4,491		28,490		6,496

LESS COMPREHENSIVE INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	(957)		130		(1,674)		(594)

COMPREHENSIVE INCOME ATTRIBUTABLE TO CONTROLLING INTEREST	$5,313		$4,621		$26,816		$5,902

SUPPLEMENTAL SALES DATA
	Quarter Period				Year to Date
Market Classification	2012	%	2011	%	2012	%	2011	%
Retail Building Materials	$204,368	39%	$210,874	44%	$682,016	43%	$673,614	48%
Residential Construction	69,648	13%	52,066	11%	181,750	11%	156,508	11%
Commercial Construction and Concrete Forming	23,850	4%	21,415	4%	68,236	4%	57,206	4%
Industrial	153,906	28%	128,219	27%	444,499	28%	363,975	25%
Manufactured Housing	89,023	16%	65,717	14%	232,755	14%	177,371	12%
Total Gross Sales	540,795	100%	478,291	100%	1,609,256	100%	1,428,674	100%
Sales Allowances	(7,429)		(9,350)		(25,086)		(28,361)
Total Net Sales	$533,366		$468,941		$1,584,170		$1,400,313

Universal Forest Productions, Inc.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)
SEPTEMBER 2012/2011

(In thousands)
ASSETS	2012	2011	LIABILITIES AND EQUITY	2012	2011

CURRENT ASSETS			CURRENT LIABILITIES
Cash and cash equivalents	$4,908	$18,649	Accounts payable	$72,080	$65,315
Accounts receivable	191,178	170,030	Accrued liabilities	58,659	56,823
Inventories	209,138	180,882	Current portion of long-term debt and capital leases	40,750	266
Assets held for sale		5,082
Other current assets	26,390	25,429

TOTAL CURRENT ASSETS	431,614	400,072	TOTAL CURRENT LIABILITIES	171,489	122,404

OTHER ASSETS	16,178	11,469	LONG-TERM DEBT AND
INTANGIBLE ASSETS, NET	169,108	168,962	CAPITAL LEASE OBLIGATIONS,
			less current portion	16,684	52,200
PROPERTY, PLANT AND EQUIPMENT, NET	219,221	217,920	OTHER LIABILITIES	36,231	37,850
			EQUITY	611,717	585,969

TOTAL ASSETS	$836,121	$798,423	TOTAL LIABILITIES AND EQUITY	$836,121	$798,423

Universal Forest Productions, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
FOR THE NINE MONTHS ENDED
SEPTEMBER 2012/2011
(In thousands)	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings attributable to controlling interest	$25,862	$6,223
Adjustments to reconcile net earnings attributable to controlling interest to net cash from operating activities:
Depreciation	22,154	22,260
Amortization of intangibles	2,218	4,129
Expense associated with share-based compensation arrangements	994	1,281
Excess tax benefits from share-based compensation arrangements	(73)	(138)
Expense associated with stock grant plans	84	162
Loss reserve for notes receivable	767	-
Deferred income tax credit	(1,223)	(222)
Net earnings attributable to noncontrolling interest	1,290	866
Equity in earnings of investee	(25)	(52)
Net gain on sale or impairment of property, plant and equipment	(7,228)	(183)
Changes in:
Accounts receivable	(63,119)	(47,438)
Inventories	(13,483)	9,497
Accounts payable	22,285	5,849
Accrued liabilities and other	13,108	(109)
NET CASH FROM OPERATING ACTIVITIES	3,611	2,125

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant, and equipment	(21,728)	(21,774)
Proceeds from sale of property, plant and equipment	15,092	1,485
Acquisitions, net of cash received	(2,599)	-
Purchase of patents	(95)	(116)
Collections of notes receivable	915	308
Advances of notes receivable	(1,157)	-
Other, net	(387)	100
NET CASH FROM INVESTING ACTIVITIES	(9,959)	(19,997)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings (repayments) under revolving credit facilities	6,217	(2,109)
Repayment of long-term debt	(3,547)	(745)
Debt issuance costs	(86)	-
Proceeds from issuance of common stock	1,826	1,306
Purchase of additional noncontrolling interest	-	(402)
Distributions to noncontrolling interest	(871)	(1,213)
Capital contribution from noncontrolling interest	281	80
Dividends paid to shareholders	(3,946)	(3,905)
Excess tax benefits from share-based compensation arrangements	73	138
Other, net	4	8
NET CASH FROM FINANCING ACTIVITIES	(49)	(6,842)

NET CHANGE IN CASH AND CASH EQUIVALENTS	(6,397)	(24,714)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	11,305	43,363

CASH AND CASH EQUIVALENTS (OVERDRAFT), END OF PERIOD	$4,908	$18,649

SUPPLEMENTAL INFORMATION:
Interest paid	$2,498	$2,162
Income taxes paid	15,797	3,483